ESCROW AGREEMENT


     ESCROW AGREEMENT, dated as of November 29, 2000 (the "Agreement"), by and among Motient Services Inc., a Delaware corporation ("MSI"), Aether Systems, Inc., a Delaware corporation ("Aether"), and SunTrust Bank, acting as escrow agent (the "Escrow Agent").

     WHEREAS, Aether and MSI are parties to that certain Asset Sale Agreement dated as of November 29, 2000 (the "Asset Sale Agreement"), pursuant to which Aether has agreed to deposit Ten Million Dollars ($10,000,000) with the Escrow Agent as payment contingent upon the successful Completion (as defined herein) of MobileMAX2; and

     WHEREAS, MSI and Aether have agreed, pursuant to the Asset Sale Agreement, to enter into this Agreement.


     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MSI, Aether and Escrow Agent (collectively, the "Parties") agree as follows:

1. Escrow Deposit. Aether agrees to wire transfer on the Closing Date under the Asset Sale Agreement the amount of Ten Million Dollars ($10,000,000) to the Escrow Agent for deposit as hereinafter provided (the "Escrow Deposit"). The Escrow Agent shall acknowledge receipt of the Escrow Deposit and hereby agrees to accept the Escrow Deposit and establish and maintain a separate account therefor as provided herein. The Escrow Deposit as from time to time invested and reinvested as herein provided (including any interest or income of any kind whatsoever thereon) is hereinafter referred to as the "Escrow Fund."

2.       Investment of the Escrow Fund.
         -----------------------------

2.1 Investment. The Escrow Agent shall invest any or all of the Escrow Fund, and any undistributed accretions thereto or income with respect thereto, in any of the following:

(a) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof with a maturity of one year or less;

(b) certificates of deposit of or accounts with national banks or corporations endowed with trust powers having capital and surplus in excess of $500,000,000;

(c) commercial paper at the time of investment of the Escrow Fund having the highest rating available from Standard & Poor's Ratings Services or Moody's Investors Service, Inc.;

(d) fixed income securities with a maturity of one year or less of the highest rating available from Standard & Poor's Ratings Services or by Moody's Investors Service, Inc., or of a comparable quality;

(e) any mutual fund which invests at least eighty percent (80%) of its funds primarily in one or more of the obligations described in paragraphs (a), (b),
(c) or (d) above; or

(f) any other investment mutually agreed upon in writing by MSI and Aether.

     Such investments (other than those referred to in paragraph (f) above) shall be executed by the Escrow Agent as directed in writing by Aether (provided, that investments pursuant to paragraph (f) above shall be made at the joint direction of MSI and Aether); provided, that Aether shall not direct the Escrow Agent to execute, and the Escrow Agent shall not execute, any such investment which cannot be liquidated without penalty for a period of time exceeding ten (10) days so as to provide for the timely availability and necessary liquidity of the Escrow Fund.

     In the absence of written instructions pursuant to Section 2.1 of this Agreement, the Escrow Agent shall invest the Escrow Fund in the money market funds customarily utilized by the Escrow Agent's corporate trust department in the ordinary course of its corporate trust business in the usual performance of its escrow agent duties.

     The Escrow Agent shall not be called upon to advise any Party as to the wisdom of selling or retaining, or taking or refraining from any action with respect to, any securities or other property deposited hereunder.

     The Escrow Agent does not have any interest in the escrowed property deposited hereunder but is serving as escrow holder only, having only possession thereof. Any payments of income from this Escrow Fund shall be subject to withholding regulations then in force with respect to United States taxes, which shall be the responsibility of Aether. This paragraph shall survive notwithstanding any termination of this Agreement or the resignation of the Escrow Agent.

2.2 Escrow Statements. On or before the tenth (10th) business day of each calendar month during the term of this Agreement and continuing until the termination of this Agreement, the Escrow Agent shall send to MSI and Aether a statement setting forth all interest or other income or other items added to, all interest or other income on the Escrow Fund paid from, and distributions from or other items charged against, the Escrow Fund for the preceding month.

2.3 Investment Income. Income, interest, increments and realized gains paid upon the Escrow Deposit held in the Escrow Fund shall not become part of the Escrow Deposit and shall instead be distributed to Aether on a monthly basis.

3.       Distributions from the Escrow Fund.
         ----------------------------------

3.1      Distributions.
         -------------

     (a) The Escrow Deposit shall be released to MSI promptly upon the Escrow Agent's receipt of a joint written notice from MSI and Aether instructing the Escrow Agent to disburse the Escrow Deposit in accordance with instructions from MSI.

     (b) MSI may also request a distribution from the Escrow Fund by providing a signed, written notice (a "Distribution Notice") to the Escrow Agent, certified by an officer of MSI, stating that MSI has reasonable grounds to believe that, pursuant to Section 2.3(a)(ii) of the Asset Sale Agreement, completion of MobileMAX2 has been deemed to occur ("Completion"). MSI agrees to provide Aether no less than five (5) days' advance notice, via overnight courier, of its intent to submit a Distribution Notice to the Escrow Agent. The Distribution Notice shall also include a statement that MSI has provided the foregoing required notice to Aether. When submitting the Distribution Notice to the Escrow Agent, MSI shall at the same time provide a copy of such notice to Aether.

     (c) If Aether does not deliver to the Escrow Agent a notice contesting the Completion within fifteen (15) days of the Distribution Notice referred to in
(b) above, then the Escrow Agent shall, within five (5) business days following the expiration of the 15-day period, distribute the Escrow Deposit to MSI, in accordance with MSI's instructions. Upon such distribution, the Escrow Agent shall distribute all remaining amounts in the Escrow Fund to Aether, at the address listed in Section 8.1.

3.2      Disputes.
         --------

     (a) If Aether delivers a notice to the Escrow Agent pursuant to Section 3.1(c), then the Escrow Agent shall retain the Escrow Deposit and shall disburse the Escrow Deposit only upon receipt of joint written instructions to disburse the Escrow Deposit executed by MSI and Aether, or the resolution of such dispute pursuant to clause (b) below.

     (b) In the event that Aether disputes a Distribution Notice as set forth in
(a) above, if MSI and Aether have not been able to resolve the dispute and submit joint written instruction to the Escrow Agent within sixty (60) days of the delivery by Aether of notice of the dispute, then MSI and Aether shall submit the dispute to final and binding arbitration before JAMS, or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either party may commence the arbitration process called for in this Agreement by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS' Comprehensive Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. The arbitration tribunal shall consist of one (1) arbitrator appointed by mutual agreement of MSI and Aether. In the event of failure by the parties to agree on an arbitrator within thirty
(30) days, MSI and Aether shall each choose one (1) arbitrator approved by JAMS, and such arbitrators shall jointly select a third arbitrator. The parties will cooperate with JAMS and with one another in scheduling the arbitration proceedings. The parties covenant that they will participate in the arbitration in good faith, and that they will share equally in its costs. The provisions of this Section 3.2 may be enforced by any court of competent jurisdiction, and the party seeking enforcement shall be entitled to an award of all costs, fees and expenses, including attorneys fees, to be paid by the party against whom enforcement is ordered. If the arbitration panel determines that there has been a Completion of MobileMAX2, the Escrow Agent shall disburse the Escrow Deposit promptly following receipt of notice thereof from the arbitration panel or JAMS.

     (c) In the event that a dispute is resolved in Aether's favor in accordance with Sections 3.2(a) or (b) above, and the Escrow Deposit is not disbursed to MSI, MSI may subsequently make a new request for a distribution in accordance with the procedures set forth in Section 3.1.

     (d) In the event that, prior to fourteen (14) months after the date of this Agreement, the Parties have not delivered a written notice pursuant to Section 3.1(a), and no Distribution Notice issued pursuant to Section 3.1(b) remains outstanding pending resolution of a dispute relating thereto pursuant to Section 3.2(b), then the Escrow Agent shall disburse the entire Escrow Fund to Aether at the address listed in Section 8.1.

3.3 Termination Payment. Within two (2) business days after the distribution of the Escrow Deposit to MSI, the Escrow Agent shall distribute the amounts remaining in the Escrow Fund, including any accrued and unpaid interest or income on the Escrow Deposit, to Aether.

3.4 Joint Instructions. In addition to the foregoing procedures, if MSI and Aether jointly execute a written notice to the Escrow Agent providing the Escrow Agent with distribution instructions for all or a part of the Escrow Deposit, the Escrow Agent shall distribute that portion of the Escrow Deposit referred to in such notice in accordance with the instructions contained in such notice.

4.   Termination  of  Agreement.   This  Agreement   shall  terminate  upon  the
distribution of the entire Escrow Fund pursuant to the provisions of Section 3 of this Agreement.

5.       Duties of Escrow Agent.
         ----------------------

5.1 Duties Limited. The Escrow Agent shall not be under any duty to give the Escrow Fund held by it hereunder any greater degree of care than it gives its own similar property and is reasonably expected of financial institutions acting in similar capacities, shall not be required to invest any funds held hereunder except as directed in this Agreement, and will be regarded as making no representations and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transfer of the Escrow Fund. Uninvested funds held hereunder shall not earn or accrue interest. This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other Parties except this Agreement.

     In the event of any disagreement between the other Parties resulting in adverse claims or demands being made in connection with the Escrow Fund, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall retain the Escrow Fund until the Escrow Agent shall have received (a) directions from an arbitration panel or a court of competent jurisdiction directing delivery of the Escrow Fund or (b) a written agreement executed by the other Parties directing delivery of the Escrow Fund, in which event the Escrow Agent shall disburse the Escrow Fund in accordance with such directions or agreement. The Escrow Agent shall act on the directions of the arbitration panel or court order without further questions.

     The Escrow Agent shall not be obligated to take any legal action hereunder that might in its judgment involve any expense or liability unless it has been furnished with reasonable indemnity.

     The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

5.2 Reliance. The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

5.3 Indemnification; Good Faith. MSI and Aether each agree, jointly and severally, to indemnify and hold harmless the Escrow Agent and its controlling persons, directors, officers, agents and employees (each, an "Indemnified Person"), to the fullest extent permitted by applicable law, from and against any losses, obligations, damages, liabilities, penalties, actions, judgments, suits, costs, expenses or disbursements related to or arising out of this Agreement or the Escrow Agent's role in connection herewith, and will reimburse each Indemnified Person for all expenses (including, without limitation, reasonable counsel fees and disbursements) incurred by such Indemnified Person in connection with investigating, preparing or defending any such action or claim in which any Indemnified Person is a party. MSI and Aether will not, however, be responsible for any losses, obligations, damages, liabilities, penalties, actions, judgments, suits, costs, expenses or disbursements which result from the breach by the Escrow Agent of its obligations hereunder, which breach was caused by gross negligence, lack of good faith or willful misconduct of any Indemnified Person. No Indemnified Person shall be liable for any action taken or omitted to be taken by such Indemnified Person hereunder or in connection herewith in good faith and believed by such Indemnified Person to be within the purview of this Agreement, except for its gross negligence or willful misconduct. In no event shall any Indemnified Person be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it hereunder or in connection herewith even if advised of the possibility of such damages. The foregoing indemnification shall survive any termination of this Agreement and the resignation or removal of the Escrow Agent.

     Without limiting the foregoing, the Escrow Agent shall have the right to liquidate any investments held, in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent, in its capacity as escrow agent hereunder, shall have no liability for any loss sustained as a result of any investments made pursuant to the instructions of the other Parties, as a result of any liquidation of any investment prior to its maturity or for the failure of the other Parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund or any earnings thereon. The Escrow Agent may act pursuant to the advice of counsel (whether regularly retained or specially employed) with respect to any matter relating to this Agreement and shall not be liable for any action taken or omitted in accordance with such advice.

5.4 Taxpayer Identification Number (TIN). Aether shall provide the Escrow Agent with its Taxpayer Identification Number (TIN) as assigned by the Internal Revenue Service. All interest or income earned under this Agreement shall be allocated and distributed to Aether as described in this Agreement and reported by Aether to the Internal Revenue Service as having been so allocated and paid.

6.       Resignation; Successor Escrow Agent.
         -----------------------------------

6.1 Resignation. The Escrow Agent (and any successor escrow agent) may at any time resign as such by delivering the Escrow Fund to any successor escrow agent jointly designated by Aether and MSI in writing, or to any court of competent jurisdiction, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of the Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including by a court of competent jurisdiction) or
(b) the day which is thirty (30) days after the date of delivery of its written notice of resignation to Aether and MSI. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to safekeep the Escrow Fund until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other Parties or a final order of a court of competent jurisdiction.

6.2 Termination. MSI and Aether together may terminate the appointment of the Escrow Agent hereunder upon notice specifying the date upon which such termination shall take effect. In the event of such termination, MSI and Aether shall within thirty (30) days of such notice jointly appoint a successor escrow agent and the Escrow Agent shall turn over to such successor escrow agent all funds in the Escrow Fund and any other amounts held by it pursuant to this Agreement; provided, however, the Escrow Agent shall be entitled to withhold, in full discharge thereof, an amount relating to its unpaid fees for which it shall have previously submitted an invoice to MSI and Aether. Upon receipt of the funds and other amounts, the successor escrow agent shall thereupon be bound by all of the provisions hereof.

7. Escrow Agent's Fees. The Escrow Agent compensation for the services to be rendered by the Escrow Agent hereunder, along with all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in the performance of its duties hereunder, including reasonable fees, expenses and disbursements of its counsel (collectively, the "Escrow Agent's Fees"), shall be shared equally by MSI and Aether, and shall be paid within thirty (30) days of receiving an itemized invoice from the Escrow Agent.

8.       Miscellaneous.
         -------------

8.1 Notices. Any notice, request, instruction or other document deemed by the Parties to be necessary or desirable to be given to any other Party shall be in writing and shall be deemed to have been given (i) upon receipt if delivered in person; (ii) one day after deposit prepaid with a national overnight express service; or (iii) three days after deposit in the United States certified mail, postage prepaid, return receipt requested (except for the Escrow Agent in respect of whom any mailed notice shall be deemed given when received at the address set forth below) to the following addresses:

         If to MSI:                         Motient Services Inc.
                                            10802 Parkridge Boulevard
                                            Reston, VA  20191
                                            Attention: Controller

         with a copy to:                    General Counsel


         If to Aether:                      Aether Systems, Inc.
                                            11460 Crownridge Drive
                                            Owings Mills, MD 21117
                                            Attention: General Counsel

         If to Escrow Agent:                SunTrust Bank
                                            919 East Main Street
                                            Richmond, VA 23219
                                            Attention: Escrow Administrator

The persons and addresses set forth above may be changed from time to time by a notice sent out as aforesaid.

8.2 Entire Agreement. This Agreement contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral.

8.3 Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties, or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege.

8.4 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia without reference to its conflicts of law doctrine.

8.5 Assignment. No Party may assign this Agreement, or any of its rights or obligations hereunder, without the consent of the other Parties, which shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

8.6 Further Assurances. Each of the Parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

8.7 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

8.8 Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

8.9 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

                       [SIGNATURES BEGIN ON THE NEXT PAGE]

                  IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement effective as of the date first written above.


                                      MOTIENT SERVICES INC.


                                      By:/s/ Walter V. Purnell Jr.
                                         ---------------------------------------
                                      Name: Walter V. Purnell, Jr.
                                      Title:President & Chief Executive Officer


                                      AETHER SYSTEMS, INC.
                                      By:/s/ Brian W. Keane
                                         ---------------------------------------
                                      Name: Brian W. Keane
                                      Title:EVP


                                      SUNTRUST BANK

                                      By: /s/ Eric T. Rodriguez
                                         ---------------------------------------
                                      Name: Eric T. Rodriguez
                                      Title:Vice President